Exhibit 10.3
The Medicines Company
requests that the marked portions of the agreement be granted confidential treatment under
Rule 24b-2 of the Securities Exchange Act of 1934.
AMENDMENT NO. 1 TO
AMENDED AND RESTATED DISTRIBUTION AGREEMENT
     This is Amendment No. 1 (this “Amendment”) to the Amended and Restated Distribution Agreement, effective as of February 28, 2007, between The Medicines Company, a Delaware corporation with offices at 8 Campus Drive, Parsippany, NJ 07054 (“TMC”), and Integrated Commercialization Solutions, Inc., a California corporation with offices at 3101 Gaylord Parkway, Frisco, TX 75034 (the “Distributor”). This Amendment is effective as of November 7, 2007 (the “Effective Date”).
Recitals
     WHEREAS, TMC and Distributor are parties to the Amended and Restated Distribution Agreement, effective as of February 28, 2007 (the “Agreement”), under which Distributor distributes TMC’s product ANGIOMAX® (bivalirudin); and
     WHEREAS, the parties now desire to amend the Agreement as more fully set forth herein;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties agree as follows:
     1. Defined Terms. Capitalized terms that are not defined in this Amendment shall have the meanings given to them in the Agreement.
     2. Schedule C. Schedule C to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule C.
     3. Schedule D. Schedule D to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule D.
     4. Effect of Amendment. Except as expressly provided in this Amendment, the Agreement will continue in full force according to its terms. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

The Medicines Company		Integrated Commercialization Solutions, Inc.

By:	/s/ John Kelley	By:	/s/ David Cheetham
Name:	John Kelley	Name:	David Cheetham
Title:	President; C.O.O.	Title:	President

REVISED SCHEDULE C
Data Transfer and Reporting
Crystal Reports:
Daily Inventory Report
Daily Inventory Summary Report
Daily Sales Report
Daily Sales Summary Report
867 Collection and Report Conversion (up to 5 Wholesalers)
FTP Reports
Weekly Chargeback Reports
Daily Sales and Returns Report
Weekly Service Level Report
1.	Orders Received

2.	Packages Shipped

REVISED SCHEDULE D

Services	Fee
A.	Development Fees (previously paid)

B.	Customer Service and Distribution

Monthly Management Fee	Percentage of WAC
(see chart below)
•	Warehousing Management and Inventory Administration

•	Customer Service / Order Entry

•	Distribution Services

•	Invoicing and Accounts Receivable Management

•	Direct Account Set Up

•	Information Technology

Drop Ship and Direct Hospital
Distribution Model	Shipment Channel	Wholesaler Stocking
Percentage of WAC Applied to Gross Sales	[**]%	[**]%

** Direct to Hospital Fee	$[**]/shipment additional fee
C.	Contract Pricing (provided in Section 5.4)

TMC will reimburse Distributor monthly for any contract sales administered as a direct price (anything less than current WAC of the product) at time of sale. Reimbursement amount to Distributor is current WAC at time of contract sale minus contract price.

Any direct pricing will be provided by TMC to Distributor.

D.	Guaranteed Amount

As additional consideration for the services and obligations of Distributor under this Agreement, TMC guarantees that in each twelve month period (or portion thereof) during the term of this Agreement, beginning on October 1, 2007, Distributor will earn, in addition to the Monthly Management Fee, an amount equal to the greater of (A) [**] multiplied by Distributor’s Product sales for the applicable twelve month period (or portion thereof), measured at then current WAC (the “Guaranteed Amount”), and (B) [**]; provided that (i) for the sole purpose of calculating the Guaranteed Amount, WAC shall be no less than the WAC in effect on the Effective Date, and (ii) the Incremental Margin shall not include any margin associated with special programs or Product inventory supplied to Distributor at a discount that is passed to the Distributor’s customers. In the event that the Incremental Margin is less the Guaranteed Amount for the applicable twelve month period (or portion thereof), Distributor will invoice TMC for the amount of the deficiency within 30 days following the end of such period, and TMC shall pay the invoiced deficiency to Distributor within 30 days after the date of the invoice. The Guaranteed Amount shall be renegotiated on an annual basis, effective October 1, 2008.

     Examples of calculation of the Guaranteed Amount:
          [**]